WELLS FARGO

Exhibit 99.2

Insider Notice of 401(k) Plan Blackout Period

To:	Directors and Executive Officers of Wells Fargo & Company		
From:	Anthony R. Augliera, Executive Vice President, Deputy General Counsel, and Secretary		
Subject:	Notice Regarding Trading Restrictions During 401(k) Plan Blackout Period	**Date:**	November 19, 2020

The purpose of this notice is to inform you of restrictions on your ability, directly or indirectly, to buy, sell, or transfer Wells Fargo equity securities during the period scheduled to begin on December 22, 2020 and scheduled to end not later than January 16, 2021.

Pursuant to the Sarbanes-Oxley Act of 2002 (the "Act"), Wells Fargo & Company ("Wells Fargo") is required to notify you of upcoming temporary restrictions on your ability to engage in certain activities regarding Wells Fargo equity securities. These temporary restrictions are mandated by the Act due to the upcoming blackout period impacting the Wells Fargo & Company 401(k) Plan (the "Plan"). The blackout period applicable to the Plan is expected to begin at 3:00 p.m. Central Time on December 22, 2020 and end the week of January 10, 2021. We will notify you of any changes that affect the dates of the blackout period. If you have any questions about the upcoming blackout period, including to confirm the actual end date of the blackout period, you may contact Dee Dee Holland at Wells Fargo & Company, Human Resources, 11625 North Community House Road, BR3 Floor, Charlotte, NC 28277 or by telephone at 877-479-3557, option 1,1,1.

The purpose of the blackout period is to facilitate the transition (the "Transition") to the Plan's new record-keeper and to the Plan's new trustee, in each case effective January 1, 2021. A staggered blackout approach is being used in connection with the Transition. Beginning at 3:00 p.m. Central Time on December 22, 2020, participants in the Plan will be subject to restrictions on certain paper-based transactions in their accounts, including restrictions on distributions, withdrawals, rollover requests and certain loan requests. Beginning at 3:00 p.m. Central Time on December 28, 2020, participants in the Plan will be unable to direct or diversify investments, request general purpose loans, make contribution rate changes, check their account balance, change investment elections for future contributions, make beneficiary designations, or request withdrawals or distributions, among other restrictions. Loan repayments will continue to be accepted if received before 3:00 p.m. Central Time on December 31, 2020.

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Because the Plan includes Wells Fargo common stock held in the Wells Fargo ESOP Fund as an investment option, the Act requires that you be prohibited from directly or indirectly purchasing, exercising, selling, or otherwise transferring equity securities (including stock options and other derivative securities) of Wells Fargo during the blackout period for the Plan if those securities were acquired in connection with your service as a director or employment as an executive officer of Wells Fargo or a predecessor company. A general presumption applies under SEC rules that any Wells Fargo securities you hold were acquired in connection with your service as a director or employment as an executive officer unless certain specific conditions can be met. Transactions covered by this trading prohibition are not limited to those involving your direct ownership, but include any transaction in which you may have a pecuniary interest (e.g., transactions by members of your immediate family who share your household, as well as by certain entities in which you have financial involvement). Although certain transactions are exempt from these prohibitions (such as bona fide gifts), those exemptions are limited. The rules are complex, and criminal and civil penalties may be imposed upon directors and executive officers who violate the rules. Therefore, please contact me if you have any questions or if you believe that a transaction in which you have a pecuniary interest may occur during the blackout period.